UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2023, Mr. James Cullem was terminated as Chief Executive Officer of Allarity Therapeutics, Inc. (the “Company”) and all other positions with the Company and its subsidiaries.

On December 8, 2023, Mr. Thomas Jensen, age 45, was appointed by the Company’s Board of Directors as Chief Executive Officer. Since July 2022, Mr. Jensen has served as Senior Vice President, Investor Relations and was previously the Company’s Senior Vice President, Information Technology since July 2021. Mr. Jensen has also served as Senior Vice President, Information Technology of Allarity Therapeutics A/S, the Company’s predecessor, since June 2020. Mr. Jensen previously served as the Chief Technology Officer of the Company’s predecessor from 2004 to June 2020. Mr. Jensen co-founded Allarity Therapeutics A/S in 2004. Mr. Jensen also established and currently leads our laboratories in Denmark. Mr. Jensen is a current member of the Company’s Board of Directors.

There is no family relationship between Mr. Jensen and any director or executive officer of the Company.

Prior to appointment as Chief Executive Officer, Mr. Jensen was paid consulting fees for his services to the Company. At this time, Mr. Jensen and the Company have not entered into any material plan, contract or arrangement related to his appointment.

Item 8.01 Other Events.

On November 21, 2023, the Company’s audit committee entered into a two month consulting agreement with Mr. Jeremy R. Graff, Ph.D. Dr. Graff has been in the Biotech/ Pharma industry for more than 25 years, garnering deep experience and expertise in the preclinical and clinical development of targeted, small and large molecule therapeutics as well as novel immunotherapeutics. His 16+ years of Big Pharma experience included numerous leadership roles of increasing responsibility. He also served as a key scientific advisor for Lilly Bioventures and the $6.5B acquisition of Imclone systems. He and his research groups have been responsible for delivering numerous novel therapeutics to, and through, the clinic- most notably Lilly’s Verzenio (a CDK4/6 inhibitor for breast cancer).

Pursuant to his consulting agreement, Dr. Graff will provide consulting and advisory services on Company’s research and development programs in the field of small molecule inhibitors and their use in the treatment of cancer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.
Dated: December 11, 2023
	By:	/s/ Thomas Jensen
Thomas Jensen
Chief Executive Officer

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